Exhibit 10.109
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
SUPPLY AGREEMENT
     This Supply Agreement (“Agreement”) is dated as of the 4th day of September, 2003 by and between Andrx Pharmaceuticals, Inc., a Florida Corporation (“hereinafter referred to as “ANDRX”) with offices located at 4955 Orange Dr., Davie, FL, 33314 and Pfizer Inc., a Delaware corporation (hereinafter referred to as “PFIZER”), with offices located at 235 East 42nd Street, New York, New York l0017-5755.
     WHEREAS, ANDRX, and/or certain of its Affiliates, have filed with the FDA two Abbreviated New Drug Applications, ANDA Nos. 76-159 and 76-621, seeking approval to engage in the commercial manufacture, use, offer for sale and sale of Glipizide Extended-release Tablets in 10 mg dosage strength (ANDA No. 76-159), and in 5 mg and 2.5 mg dosage strengths (ANDA No. 76-621) (collectively, “ANDRX ANDA Products”); and
     WHEREAS, ANDRX and certain of its Affiliates have entered into a Settlement Agreement with PFIZER and ALZA CORPORATION pursuant to which PFIZER and ANDRX are entering into this Agreement, which provides that ANDRX, for the term stated herein, may market, sell, and distribute on a non-exclusive basis (except as hereinafter provided) the Products (as hereinafter defined) for PFIZER.
     NOW, THEREFORE, in consideration of the premises set forth and covenants exchanged herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, ANDRX and PFIZER intending to be legally bound agree as follows:

I.	DEFINITIONS
1.1	“Affiliate(s)” shall mean any corporation, association, company, organization or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with ANDRX or PFIZER, as the case may be. For purposes of this definition, control means the ability, directly or indirectly, through ownership of securities, by agreement, or by any other method, to direct more than fifty percent (50%) of the outstanding equity votes of any entity, whether or not represented by securities, or to otherwise control the management decisions of any entity.

1.2	“Agreement” shall have the meaning set forth in the first sentence hereof.

1.3	“Alza/Pfizer License Agreement” shall mean the Development and U.S. License Agreement dated November 5, 1993 between ALZA CORPORATION and PFIZER INC.

1.4	“ANDRX” shall have the meaning set forth in the first sentence hereof.

1.5	“ANDRX Activities” shall have the meaning set forth in Section 8.1 hereof.

1.6	“ANDRX ANDA Products” shall have the meaning specified in the first recital.

1.7	“cGMPs” shall mean Current Good Manufacturing Practices as defined in 21 CFR §210 et seq., as amended from time to time.

1.8	“Calendar Quarter” shall mean those three (3) month periods beginning on January 1, April 1, July 1, and October 1.

1.9	“COA” shall have the meaning set forth in Section 5.1 hereof.

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1.10	“Commencement Date” shall mean January 1, 2004 or such earlier date as ANDRX receives FDA approval for a product described in either its ANDA No. 76-159 or its ANDA No. 76-621; provided, however, that in no event shall the Commencement Date be earlier than November 25, 2003.

1.11	“Commercially Reasonable Efforts” shall mean that degree of effort, expertise and resources that a person of ordinary skill, ability and experience in the matters addressed herein would utilize and otherwise apply with respect to fulfilling the obligations assumed hereunder.

1.12	“Confidential Information” shall have the meaning set forth in Section 9.1 hereof.

1.13	“FDA” shall mean the Food and Drug Administration of the United States.

1.14	“FFDCA” shall mean the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. §301 et seq., and any related federal and/or state law or regulation pertaining to the safety, effectiveness, adulteration, misbranding, mishandling, packaging, labeling or storage of pharmaceutical ingredients, finished pharmaceutical products, and/or medical devices that may be applicable to the Product during the term of this Agreement.

1.15	“Firm Order” shall mean a firm, binding, written order for Product to be manufactured by PFIZER, specifying quantities and delivery schedules for each Product. Firm Orders must be in full lot size quantities as described in Exhibit A.

1.16	“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

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1.17	“Indemnified Party” shall have the meaning set forth in Section 8.3 hereof.

1.18	“Indemnifying Party” shall have the meaning set forth in Section 8.3 hereof.

1.19	“Initial Term” shall have the meaning set forth in Section 7.1 hereof.

1.20	“Intellectual Property” shall mean all intellectual property owned by, or licensed to a Party including, without limitation, patents, patent applications, continuations-in-part, divisionals, trade secrets, know-how, copyrights, trade names, trademarks, and trade dress.

1.21	“Law” shall mean any local, state or federal rule, regulation, statute or law relevant to the manufacture, distribution and/or sale of the Product, and to any other matters set forth herein.

1.22	“Losses” shall mean any liabilities, damages, costs or expenses, including reasonable attorneys’ fees, incurred by any Party that arise from any claim, lawsuit or other action by a Third Party.

1.23	“Marketing Allowance” shall mean [***] percent of gross sales, except that for sales made by Anda, Inc., an Affiliate of ANDRX LLC, Anda Pharmaceuticals Inc., an Affiliate of ANDRX LLC, and Valmed Pharmaceutical, Inc., an affiliate of ANDRX, doing business under the names Value in Pharmaceuticals or V.I.P. (collectively, “ANDRX Distribution Affiliate”), the Marketing Allowance shall be [***] percent of gross sales. Notwithstanding the foregoing, the [***]% Marketing Allowance on sales through an ANDRX Distribution Affiliate shall not be applicable to any sales to large warehousing chains, managed care organizations, wholesalers and distributors and shall apply only to sales to independent pharmacies, buying

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groups, nonwarehousing chains and physicians. Exhibit B to this Agreement provides a specific (but not exclusive) list of accounts that shall not receive the [***]% Marketing Allowance.

1.24	“MSDS” shall have the meaning set forth in Section 5.1 hereof.

1.25	“NDA” shall mean the PFIZER New Drug Application, and any supplements thereto, relating to Glucotrol XL® in 10 mg dosage strength, 5 mg dosage strength or 2.5 mg dosage strength, as applicable.

1.26	Net Sales” shall mean the gross amount invoiced to Third Parties for the Product for product received by Third Parties in the Territory, less provisions for:
(a)	reasonable and customary trade discounts, promotional allowances, cash discounts, customer refunds and credits, returns, customer and government rebates and any other similar allowances which effectively reduce the net selling price;

(b)	actual chargebacks, retroactive price or shelf stock adjustments and price equalizations; and

(c)	the Marketing Allowance. Such amounts will be determined in accordance with GAAP, except for the treatment of (b) above, which shall be treated on a cash basis.
1.27	“Party” or “Parties” shall mean ANDRX or PFIZER, or both of them, depending upon the context in which such word may appear.

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1.28	“Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

1.29	“Pfizer” shall have the meaning set forth in the first sentence hereof.

1.30	“PFIZER Activities” shall have the meaning set forth in Section 8.2 hereof.

1.31	“Product” or “Products” shall mean PFIZER’S NDA extended-release glipizide pharmaceutical product, in 2.5 mg, 5mg and 10 mg dosage strengths. Products shall not mean any product sold by PFIZER under the trademark Glucotrol® or Glucotrol XL® or any ANDRX ANDA products.

1.32	“Reporting Period” shall mean a three-month period corresponding to a Calendar Quarter.

1.33	“Settlement Agreement” shall mean the Agreement dated as of September 4, 2003 by and among PFIZER, ALZA CORPORATION, ANDRX CORPORATION, ANDRX PHARMACEUTICALS, INC. and ANDRX PHARMACEUTICALS, LLC, which provides that the Parties shall enter into this Agreement.

1.34	“Specifications” shall mean all product, regulatory, manufacturing, quality control, and quality assurance procedures, processes, practices, standards, instructions and specifications comprising PFIZER’s FFDCA approval applicable to the manufacture and packaging of Products as set forth in the NDA, and such other FDA and/or other regulatory requirements as may be applicable.

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1.35	“Territory” shall mean the United States of America, together with its territories and possessions.

1.36	“Third Party” shall mean any Person that is neither a party to this Agreement nor an Affiliate of a party to this Agreement.

1.37	“Transfer Price” shall mean for each Product the price set forth in Exhibit A, as may be modified by agreement of the Parties pursuant to Paragraph 4.1 hereof.
II.	SCOPE OF AGREEMENT
2.1	Pursuant to the terms and conditions of this Agreement, ANDRX shall purchase from PFIZER all of its requirements of Products. PFIZER shall sell such Products to ANDRX on a non-exclusive basis; provided, however, that PFIZER shall sell and ANDRX shall be entitled to market, sell, promote and/or distribute Products on an exclusive basis (except as to PFIZER’s branded Glucotrol XL® product) for a period beginning on the Commencement Date and ending 180 days thereafter (“Exclusivity Period”), which date shall be extended if for any reason, including Force Majeure, PFIZER is unable to supply quantities of the Products to ANDRX pursuant to a Firm Order by the number of days that PFIZER is unable to supply pursuant to such Firm Order. After the expiration of the Exclusivity Period, the Agreement will continue on a non-exclusive basis for the remainder of its term. Notwithstanding the foregoing, if ANDRX markets any ANDRX ANDA Product prior to the end of the Exclusivity Period, the Exclusivity Period shall immediately terminate with respect to such ANDRX ANDA

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Product upon the first commercial sale of such ANDRX ANDA Product to a Third Party (as evidenced by invoices, transfer documents, shipping documents or the like to such Third Party). It is the understanding of the Parties that after the expiration of the Exclusivity Period, PFIZER shall have the right to sell Products to Third Parties provided in any such case, it does not adversely affect PFIZER’s ability to manufacture or supply the Products to ANDRX as provided in this Agreement.

2.2	ANDRX shall not promote or distribute the Products outside the Territory or to any purchaser, distributor or distributee that ANDRX knows or reasonably should know, intends to utilize, resell or redistribute the Products outside the Territory. ANDRX shall use Commercially Reasonable Efforts to promote the Products, exercising substantially the same diligence and adhering to substantially the same standards it employs with respect to its other products, provided however, that ANDRX shall not be deemed to have failed to abide by or have failed to perform in accordance with the foregoing standard or promotional effort if (1) ANDRX is prevented from performing or hindered in its performance of such standard by any act or omission of PFIZER; or (2) by virtue of ANDRX’s sale or marketing of the ANDRX ANDA Products. The exercise of a right specifically conferred by this Agreement shall not, by itself, constitute either a failure by ANDRX to satisfy its obligation, pursuant to this section, to use Commercially Reasonable Efforts to promote the Products, or an act or omission by PFIZER that prevents or hinders ANDRX from satisfying that obligation.

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2.3	ANDRX will have the right in its sole discretion to establish the price at which the Products will be sold to Third Parties.
III.	FORECASTS AND SUPPLY
3.1	(a)	ANDRX shall provide PFIZER with a Firm Order for the period from the date hereof up to and including March 31, 2004, which Firm Order shall be attached as Schedule A. PFIZER shall supply the quantities set forth on Schedule A for each Product in accordance with the delivery schedule set forth therein, provided that the initial delivery date is no less than [***] days following receipt by PFIZER of approved label copy and tablet imprinting directions from ANDRX. PFIZER shall use Commercially Reasonable Efforts to supply Products to ANDRX as set forth in Schedule A no later than the Commencement Date. To the extent such Firm Order is not sufficient to meet ANDRX’s actual requirements for any Product for such period, PFIZER shall use its Commercially Reasonable Efforts to supply ANDRX with its requirements beyond the amounts set forth on Schedule A. For periods after March 31, 2004, Firm Orders shall be filled by PFIZER in accordance with the provisions of Section 3.1(b) and (c).

	(b)	Except as provided in Section 3.1(a), within [***] after the beginning of each Calendar Quarter (commencing with the first Calendar Quarter of 2004), ANDRX shall give to PFIZER a forecast of ANDRX’s estimated quarterly requirements of the Products for the following [***]. [***] forecast delivered to PFIZER pursuant to the preceding sentence shall represent ANDRX’s reasonable estimates of the quantity of the Products

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that ANDRX will require during [***] to which such forecast applies, and the forecast of its requirements of the Products during the first quarter of such [***] period shall be reflected in a Firm Order accompanying such forecast.

(c)	Notwithstanding the foregoing, except as provided for below, any Firm Order (except for the first Firm Order), for any Product placed for a Calendar Quarter in accordance with Section 3.1(b) shall be between [***] of the most recent forecast estimated quantity for such Product for such Calendar Quarter provided by ANDRX to PFIZER in accordance with this Section 3.1, except that Firm Orders shall not be required to be between [***] of the most recent forecast in any Calendar Quarter in which a new generic glipizide extended release product enters the market. If requested by ANDRX, PFIZER shall use its Commercially Reasonable Efforts to supply an amount exceeding [***] of the most recent forecast estimated quantity for a Product.

(d)	PFIZER shall promptly notify ANDRX in writing if at any time PFIZER has reason to believe that PFIZER will not be able to fill at [***] of a Firm Order for any Product in accordance with the delivery schedule specified therein by ANDRX and pursuant to the terms and conditions of this Agreement. PFIZER shall deliver Product to ANDRX pursuant to each Firm Order no more than [***] after ANDRX’s requested delivery date, provided that such Firm Orders are delivered to PFIZER at [***] to ANDRX’s requested delivery date.

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(e)	During any period in which PFIZER does not or cannot for any reason supply all of ANDRX’s requirements of the Products pursuant to a Firm Order, then PFIZER will supply ANDRX on a [***] before producing Products for any Third Party or for its own branded Glucotrol XL® product or generic Product. [***]

(f)	In the event ANDRX intends to manufacture and/or market any of the ANDRX ANDA Products, it shall have the right to do so without terminating this Agreement. In such event, ANDRX shall give PFIZER [***] prior written notice of its intention to do so. Upon the effective date of such written notice, PFIZER shall be relieved of its obligations to manufacture and supply Products for ANDRX, other than the fulfillment of Firm Orders. ANDRX will remain obligated to purchase previously provided Firm Orders. If ANDRX ceases providing Firm Orders to PFIZER and then later wishes to resume purchase of any of the Products pursuant to this Agreement, PFIZER and ANDRX will discuss in good faith the feasibility of such request. If PFIZER determines, in its sole discretion, that it has the resources and capacity to accommodate ANDRX’s request, then ANDRX shall provide PFIZER with a new Firm Order for such Products with a delivery date [***] from receipt by PFIZER of the Firm Order.

(g)	All forecasts to be provided or delivered by ANDRX to PFIZER pursuant to this Section 3.1 shall be in writing.

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3.2	PFIZER agrees to accept all Firm Orders submitted in accordance with and on the terms set forth in this Agreement. No terms and conditions contained in any Firm Order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either Party shall be effective to the extent they are inconsistent with or modify the terms and conditions contained herein.

3.3	All Products sold pursuant to this Agreement shall be delivered FCA (INCOTERMS 2000) [***]. ANDRX shall bear the cost of shipping and insurance.

3.4	PFIZER will manufacture, package, label, store, and ship the Products in accordance with Specifications set forth in the NDA for such Product as such NDA may be amended from time to time, and, as to tablet printing designation and label copy, in accordance with ANDRX’s reasonable instructions to PFIZER. ANDRX shall be promptly and fully advised of any new instructions or specifications required by the FDA or the FFDCA. In the event that PFIZER cannot reasonably manufacture Products in accordance with ANDRX’s instructions and Specifications, PFIZER shall promptly so advise ANDRX.
IV.	PAYMENTS AND REPORTS
4.1	(a)	ANDRX shall remit payment for shipments of Products sent by PFIZER to ANDRX in U.S. dollars [***]. The invoice shall reflect the Transfer Price on date of shipment by PFIZER for each Product. The Transfer Price for the first twelve (12) month period for each Product is set forth on Exhibit A attached hereto. [***] prior to the end of the initial twelve (12)

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month period and each twelve (12) month period thereafter, ANDRX and PFIZER agree to discuss in good faith the establishment of a new Transfer Price. Additionally, either party may request a new Transfer Price from time to time for good cause or, in any case, if the Reconciliation Statement (defined in 4.2(a) below) reflects a discrepancy of [***] or greater, then the Parties shall adjust the Transfer Price in an amount which the Parties determine in good faith reflects an appropriate Transfer Price based upon then existing market conditions.

(b)	If, in any Reporting Period, the Net Sales price per bottle, multiplied by [***], is less than the amounts set forth below, the parties will discuss in good faith any amendments to the Agreement necessary to make the Agreement economically viable for both parties
10 mg Product — price per bottle (100) [***]
(500) [***]
5 mg Product — price per bottle (100) [***]
(500) [***]
2.5 mg Product — price per bottle (30) [***]
4.2	(a)	Within [***] of the end of each Reporting Period, ANDRX will determine the quantity of each Product sold by ANDRX during the Reporting Period, and the corresponding Net Sales and aggregate Transfer Price associated with the units of Products sold by ANDRX during the Reporting Period and provide such information to PFIZER (“Reconciliation Statement”). Additionally, ANDRX will provide PFIZER with ending inventory quantities for each Product as of the end of each Reporting Period.

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(b)	In the event that [***] of Net Sales for all Products for such Reporting Period is in excess of the corresponding aggregate Transfer Price for Products sold in the Reporting Period, ANDRX shall pay to PFIZER the amount of such excess. Such payment by ANDRX shall be made within [***] after delivery of the Reconciliation Statement to PFIZER.

(c)	In the event that the corresponding aggregate Transfer Price for all such Products in such Reporting Period is in excess of [***] of the Net Sales for all Products for such Reporting Period, either (1) ANDRX shall pay to PFIZER [***] of the Net Sales for all Products sold by ANDRX during such Reporting Period as reflected in the Reconciliation Statement in lieu of the Transfer Price or (2) if all or any part of the Transfer Price was previously paid by ANDRX, PFIZER shall pay to ANDRX the amount by which the Net Sales for all Products sold by ANDRX during such Reporting Period, as reflected in the Reconciliation Statement, exceeds the Transfer Price. In the case of overpayments described in (2) above, PFIZER shall make such payment to ANDRX within [***] of the delivery of the Reconciliation Statement to PFIZER.

(d)	ANDRX shall keep complete and accurate books and records setting forth gross sales, Net Sales, aggregate Transfer Price, and amounts payable to PFIZER hereunder. ANDRX shall permit PFIZER at PFIZER’s expense, by independent certified public accountants employed by PFIZER and acceptable to ANDRX, to examine such books and records at any reasonable time, [***] following the rendering of the reports, accountings

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and payments that are the subject of the examination. As a condition to such examination, such independent accountants shall execute a written agreement, reasonably satisfactory to ANDRX, obligating such accountants to maintain in confidence all information disclosed to such accountants during the examination and all information generated by such accountants pursuant to the examination. Such accountants shall not disclose to PFIZER any of ANDRX’s cost data. Notwithstanding the foregoing, such accountants shall be permitted to issue a written statement to PFIZER and ANDRX to the effect that they have reviewed the books and records of ANDRX and either (a) that the amounts of the payments made to PFIZER are in conformity with the books and records and the applicable provisions of this Agreement, or (b) that adjustments of specified amounts should be made.

(e)	If ANDRX and PFIZER are unable to agree upon any amount payable to either party under this Agreement, then they agree to retain a mutually acceptable independent certified public accounting firm, from among the then five (5) largest independent public accounting firms practicing in the Territory, to review the relevant books and records and to submit to the parties its written determination as to the amount in dispute and the basis for its determination. The determination by the independent accounting firm will be binding on the parties absent manifest error. Each party shall pay one-half of the fees and expenses of the independent accounting firm for such determination. If any such examination shows any underpayment

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or overpayment, a correcting payment or refund shall be made within [***] days after receipt of such written statement.
V.	PRODUCT TESTING/INSPECTION
5.1	PFIZER shall perform quality assurance testing with respect to the Products sold hereunder, including stability testing, so that the Products conform with the Specifications. PFIZER shall provide to ANDRX a certificate for the Product describing the Product, product number, lot number and expiration date, the physical, chemical, biological or other testing results and specifications relating to the Product and certifying that the Product meets the Specifications to ANDRX in the form of a Certificate of Analysis (hereinafter “COA”). PFIZER will also provide ANDRX with Material Safety Data Sheets (hereinafter “MSDS”) as required for the Products, and updates of same as necessary. ANDRX will permit PFIZER’s personnel, upon reasonable notice, to visit at reasonable intervals, and for reasonable durations during regular business hours, any ANDRX facility used for the storage and distribution of the Products and will allow such personnel to review and make copies of any relevant records in connection therewith.

5.2	ANDRX shall have a period of [***] from the later of (a) the date of ANDRX’s receipt of the Products in accordance with Section 3.4 hereof, or (b) the date of ANDRX’s receipt of the COA’s applicable to such Product, to inspect any shipment of a Product to determine whether such shipment conforms to the Specifications. If ANDRX determines that a Product does not conform to the Specifications, it shall notify PFIZER, immediately, if

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possible, but no later than [***] after determining a Product doesn’t conform to the Specifications. ANDRX’s failure to notify PFIZER within the stipulated period will be deemed, for purposes of this Agreement, as ANDRX’s acceptance of such shipment and shall constitute a waiver of any claims ANDRX may have against PFIZER with respect to such shipment subject, however, to ANDRX’s right to reject such Product for latent defects discovered by ANDRX or ANDRX’s customer(s) after such stipulated period has expired. If PFIZER agrees that a Product does not conform to the Specifications, ANDRX shall return the non-conforming Product to PFIZER, at a location designated by PFIZER and at PFIZER’s expense. PFIZER, at no expense to ANDRX, shall use Commercially Reasonable Efforts to replace any non-conforming Product within the shortest possible time.

5.3	In the event PFIZER does not agree with ANDRX’s determination that a Product fails to meet Specifications, the Parties shall, in good faith, attempt to resolve such dispute. In the event the Parties cannot resolve said dispute among themselves they may submit the matter to an independent Third Party testing laboratory agreeable to both ANDRX and PFIZER for a binding opinion. The expenses of obtaining the binding opinion shall be equally shared by ANDRX and PFIZER. In the event that the Parties do not agree to submit the dispute to a testing laboratory, the Parties shall remain free to pursue any legal, equitable or administrative remedies to which they may be entitled.

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VI.	REGULATORY AND MEDICAL INQUIRY
6.1	PFIZER shall remain responsible for maintaining and fulfilling all regulatory requirements in the Territory with respect to a Product that are imposed by Law upon PFIZER as the manufacturer of the Product and the holder of the NDA in connection therewith. ANDRX shall be responsible for obtaining, maintaining and fulfilling all regulatory requirements in the Territory with respect to a Product that are imposed by Law upon ANDRX in connection with ANDRX’s marketing, distribution and sale of such Product. Each Party will, on a timely basis, provide the other Party with all information that such Party has that the other Party does not have that is reasonably necessary and relevant to either Party’s obligations in fulfilling such requirements. ANDRX and PFIZER shall cooperate, to the fullest extent, to ensure that the Parties comply with such regulatory requirements, including but not limited to the prompt reporting of adverse drug experience information and other post-marketing reports as are required to be filed with the FDA or its equivalent; provided, however, that this provision shall not be interpreted to require PFIZER to disclose to ANDRX any Intellectual Property owned by any Third Party, regardless of whether PFIZER has access to such Intellectual Property. ANDRX shall submit to PFIZER all complaints, adverse drug experience reports and other medical inquiries associated with a Product within [***] of ANDRX’s receipt of such reports. PFIZER will be responsible for fulfilling any regulatory requirements with respect to such events, including but not limited to the filing of all Form FD 2253’s, and will make any necessary

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contact with the FDA regarding the subject matter of same. The Parties will cooperate in good faith to develop a procedure for handling adverse drug experience reports.

6.2	In the event ANDRX or PFIZER shall be required or requested by any governmental authority (or shall voluntarily decide) to recall a Product because such Product may violate any Laws or for any other reason, the Parties shall cooperate fully with one another in connection with any recall. The Parties agree that if either Party reasonably believes a voluntary recall is necessary, the other Party shall not object to such recall. If a recall is due to PFIZER’s negligence, willful misconduct or breach of this Agreement, PFIZER shall reimburse ANDRX for the Transfer Price paid by ANDRX for such recalled Product, all of the reasonable costs and expenses actually incurred by ANDRX in connection with the recall, including, but not limited to, the costs of retrieving Products already delivered to customers, the costs and expenses ANDRX is required to pay for notification, shipping and handling charges, and such other costs as may be reasonably related to the recall. If a recall is due to ANDRX’s negligence, willful misconduct or breach of this Agreement, ANDRX shall remain responsible for the Transfer Price for the recalled Product and shall reimburse PFIZER for all the reasonable costs and expenses described above actually incurred by PFIZER in connection with such recall including administration of the recall and such other actual costs as may be reasonably related to the recall. If a recall results from a cause other than the negligence, willful misconduct or breach of this

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Agreement of or by ANDRX or PFIZER, the Parties shall share all costs of the recall, including the Transfer Price in the following percentage, PFIZER [***] and ANDRX [***] Prior to any reimbursements pursuant to this Section, the Party claiming any reimbursement shall provide the other Party with reasonably acceptable documentation of all reimbursable costs and expenses. Neither party shall be liable to the other for consequential damages or lost profits.

6.3	ANDRX shall be responsible for filing and maintaining all documentation and other information as required by each and every state and locality (hereinafter “State”) for the purpose of listing each Product on each such State’s formulary or other similar authority, and for obtaining such other approvals as may be necessary to sell such Products in the Territory. PFIZER shall provide ANDRX with such assistance as reasonably necessary to obtain such listings including taking such steps on ANDRX’s behalf as may be required under any State’s laws, regulations or procedures. ANDRX will pay Medicaid and other applicable rebates required by law or contract.

6.4	Notwithstanding anything to the contrary set forth elsewhere herein, ANDRX shall have the right, without PFIZER’s prior approval, to promote and publicize the Products in its customary fashion, and may publicize such information about the Products as it usually and customarily provides for its own products utilizing its usual and customary channels of communication, and its standard forms, which may be revised from time to time. PFIZER shall not distribute any promotional materials that relate to ANDRX without the

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prior written consent of ANDRX. ANDRX will not use the PFIZER name or any PFIZER trademark without PFIZER’s prior written consent.
VII.	TERM AND TERMINATION
7.1	The term of this Agreement shall begin on the Commencement Date and shall terminate on the fifth anniversary of the Commencement Date (the “Initial Term”); provided, however, that, subject to the succeeding sentence, the Parties may extend this Agreement for up to two additional terms of two years each on the same terms and conditions by mutual written consent of the Parties. At any time after the expiration of the Initial Term, either party may terminate this Agreement upon [***] advance written notice.
7.2	(a) If either Party shall at any time materially fail to abide by or fail to perform in accordance with any of the material provisions of this Agreement, the other Party shall have the right to terminate this Agreement upon [***] days’ notice to the allegedly defaulting Party specifying the default complained of, setting forth the underlying reasons for its belief a default has occurred and the remedy sought. The Party allegedly in default may cure the asserted breach or file a lawsuit within the notice period; provided, however, that before a Party shall be entitled to file a lawsuit, the parties shall meet and in good faith attempt to resolve the dispute. If a lawsuit is filed, the Agreement shall continue in full force and effect as if the alleged breach had not occurred, pending the outcome of such litigation.

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(b)	If either Party (i) institutes or has instituted against it any insolvency, receivership, bankruptcy or other proceedings for the settlement of that Party’s debts, and such proceedings are not dismissed within [***], (ii) makes an assignment for the benefit of creditors, or (iii) dissolves or ceases to do business, the other Party may terminate this Agreement without notice.
7.3	This Agreement shall be subject to immediate termination by either Party in the event the manufacture, distribution or sale of any Product would materially contravene any applicable Law or administrative order; provided, however, no termination shall occur if the manufacture, distribution or sale of such Product can be brought into compliance with such Law within a reasonable period of time following the notice of non-compliance or violation.

7.4	Termination of this Agreement for any reason shall be without prejudice to:
(a)	PFIZER’s right to receive all payments due from ANDRX as of the effective date of such termination, if any;

(b)	ANDRX’s right to sell such Product remaining in its inventory; and

(c)	Any other legal, equitable, or administrative remedies as to which a Party is or may become entitled.
VIII.	INDEMNIFICATION AND INSURANCE
8.1	ANDRX shall defend, indemnify and hold harmless PFIZER, its Affiliates and the respective officers, directors, agents and employees of each from and against any Losses resulting from or arising out of ANDRX’s storage, handling, marketing, promotion, distribution, and/or delivery of the Products,

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the execution by ANDRX of this Agreement, the performance or breach by ANDRX of its representations, warranties or obligations under this Agreement or the negligence or willful misconduct of ANDRX, its employees or its agents (collectively “ANDRX Activities”), except to the extent such Losses result from PFIZER Activities (as defined in Section 8.2).

8.2	PFIZER shall defend, indemnify and hold harmless ANDRX, its Affiliates and the respective officers, directors, agents and employees of each from and against any Losses resulting from or arising out of PFIZER’s design, manufacturing, testing, packaging, storage, handling, and labeling (other than labeling at ANDRX’s request) of the Products, the execution by PFIZER of this Agreement, the performance or breach by PFIZER of its representations, warranties or obligations under this Agreement, or the negligence or willful misconduct of PFIZER, its employees or its agents (collectively “PFIZER Activities”), except to the extent such Losses result from ANDRX Activities (as defined in Section 8.1).

8.3	A Party seeking indemnification (“Indemnified Party”) shall notify, in writing, the other Party or Parties (“Indemnifying Party”) within [***] days of the assertion of any claim or discovery of any fact upon which the Indemnified Party intends to base a claim for indemnification. An Indemnified Party’s failure to so notify the Indemnifying Party shall not, however, relieve such Indemnifying Party from any liability under this Agreement to the Indemnified Party with respect to such claim except to the extent that such Indemnifying Party is actually denied, during the period of delay in notice, the

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opportunity to remedy or otherwise mitigate the event or activity(ies) giving rise to the claim for indemnification and thereby suffers or otherwise incurs additional liquidated or other readily quantifiable damages as a result of such failure. The Indemnifying Party, while reserving the right to contest its obligations to indemnify hereunder, shall be responsible for the defense of any claim, demand, lawsuit or other proceeding in which the allegations, if proved, would trigger the Indemnifying Party’s obligations under Section 8.1 or 8.2. The Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any such claim, demand, lawsuit or other proceeding, but the Indemnifying Party shall have the right to settle, try or otherwise dispose of or handle such claim, demand, lawsuit or other proceeding on such terms as the Indemnifying Party shall deem appropriate, subject to any reasonable objection of the Indemnified Party. Any settlement agreed to by the Indemnifying Party over the objection of the Indemnified Party may provide only monetary relief and may not include any admission of liability.

8.4	Each Party will provide each other Party with evidence of insurance reflecting the comprehensive general liability and products liability programs each has in effect and name the other Party as an additional insured with respect to sale of the Products.
IX.	CONFIDENTIAL INFORMATION
9.1	Confidential information is any information relating to the business or business plans of a Party including, without limitation, know-how, formulas,

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trade secrets, clinical or non-clinical data, processes, specifications, suppliers or customers (“Confidential Information”). Except as provided below and in paragraph 5 of the Settlement Agreement, during the term of this Agreement and for five (5) years thereafter, no Party and no Affiliate of a Party shall release to any Third Party any Confidential Information of any other Party or any information with respect to the existence and terms of this Agreement without the prior written consent of each other Party. Except as (a) required by statute, ordinance, regulation or by court order, (b) necessary or advisable in the opinion of the disclosing Party’s counsel, to comply with any reporting or disclosure requirements of the Securities and Exchange Commission, the New York Stock Exchange, NASDAQ or any governmental agency or other regulatory body, (c) required pursuant to compulsory legal process, (d) necessary for the exercise of the rights granted to the Parties under this Agreement, or (e) appropriate, in PFIZER’s discretion, in its commercial relationship with ALZA CORPORATION, no Party hereto will make any public announcement or disclosure to Third Parties of this Agreement, or any of the terms hereof, without the prior written approval of the other Parties. With respect to disclosure permitted pursuant to clause (e) above, PFIZER shall require, in writing, that the recipient of such information keep such information confidential to the same extent it protects its own confidential information. If a Party is disclosing information relating to this Agreement, or any of the terms hereof, to comply with statutory or regulatory reporting or disclosure or legal process requirements, such Party intending to make such

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disclosure shall give each other Party at least [***] prior notice in writing of the content of the intended disclosure, unless such statutory or regulatory reporting or legal process disclosure requirements would require earlier disclosure, in which event, the notice shall be provided as early as practicable.
X.	REPRESENTATIONS AND WARRANTIES
10.1	PFIZER hereby represents and warrants to ANDRX as follows:
(a)	PFIZER is a corporation duly organized and validly existing under the laws of the State of Delaware;

(b)	PFIZER has the requisite corporate authority to execute and deliver this agreement and to perform its obligations hereunder;

(c)	Any Product delivered by PFIZER to ANDRX shall, at the time of shipment have been manufactured, packaged, stored and shipped by PFIZER in conformity with cGMPs, Specifications, and any other applicable Laws, and shall not be adulterated, misbranded or otherwise violative of the FFDCA or other applicable Laws;

(d)	The execution and performance of PFIZER’s obligations hereunder, are not and will not be in violation of or in conflict with any material obligation it may have to any Third Party;

(e)	PFIZER is not debarred and PFIZER has not and will not use in any capacity the services of any person debarred under subsection 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, PFIZER shall immediately notify ANDRX of such fact; and

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(f)	PFIZER has and will maintain throughout the term of this Agreement all permits, licenses, registrations and other forms of governmental authorization and approval as required by Law in order for PFIZER to execute and deliver this Agreement and to perform its obligations hereunder in accordance with all applicable Laws.
10.2	ANDRX hereby represents and warrants to PFIZER as follows:
(a)	ANDRX is a corporation duly organized and in good standing under its jurisdiction of organization.

(b)	ANDRX has the requisite corporate authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)	The execution and performance of ANDRX obligations hereunder, are not and will not be in violation of or in conflict with any material obligations it may have to any Third Party;

(d)	ANDRX is not debarred, and ANDRX has not and will not use in any capacity the services of any person debarred, under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, ANDRX shall immediately notify PFIZER of such fact; and

(e)	ANDRX has and will maintain throughout the term of this Agreement all permits, licenses, registrations and other forms of governmental authorization and approval as required by Law in order for ANDRX to execute and deliver this Agreement and to perform its obligations hereunder in accordance with all applicable Laws.

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10.3	ANDRX and PFIZER, in performing their respective obligations hereunder, shall comply in all material respects with all applicable Laws. In the event PFIZER receives notice of an inspection or other notification by a governmental entity, including FDA, directly relating to the Product, ANDRX promotional materials or other matters within the scope of this Agreement, PFIZER shall notify ANDRX as soon as practicable, and provide to ANDRX, within [***], copies of all relevant documents, including FDA Forms 482, 483 warning letters and other correspondence and notifications, as ANDRX may reasonably request. ANDRX and PFIZER agree to cooperate with each other during any inspection, investigation or other inquiry by FDA or any other governmental entity, including providing information and/or documentation, as requested by FDA or other governmental entity.
XI.	NOTICES
11.1	Any notices or reports required or permitted under this Agreement shall be deemed to have been given for all purposes if mailed by first class certified or registered mail, by overnight delivery service with mailed confirmation of receipt or transmitted electronically by facsimile with mailed confirmation copy to the following address of such Party:

For ANDRX: Scott Lodin, Esq. General Counsel	Andrx Corporation 4955 Orange Drive Davie, FL 33314 Attn: Office of the General Counsel Facsimile No.: (954) 585-1723

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For PFIZER:	Pfizer Inc. 235 East 42nd Street New York, New York 10017-5755 Attn: General Counsel — U.S. Pharmaceuticals Facsimile No.: (212) 573-1445

or to such other addresses as shall have been subsequently furnished by written notice to the other Parties.
XII.	GOVERNING LAW AND PARTIES BOUND
12.1	The validity and interpretation of this Agreement and the legal relations of the Parties to it shall be governed by the internal laws, and not the law of conflicts, of the State of New York. The parties acknowledge and agree not to contest that the courts of the State of New York have personal jurisdiction over them with respect to any action that may be taken hereunder, and venue shall lie in such courts as to any such action.

12.2	This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. This Agreement and the rights granted herein may not be assigned by any Party without the prior written consent of the other Parties except to an Affiliate or to a successor or assignee of all or substantially all of one Party’s pharmaceutical business or assets.
XIII.	FORCE MAJEURE
13.1	No Party shall be liable to another for its failure to perform any of its obligations hereunder caused by contingencies beyond its control, including

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acts of God, fire, flood, wars, acts of terrorism, sabotage, strike and government actions (other than actions prohibiting the sale of the Products resulting from PFIZER’s failure to supply Products in compliance with the Specifications or cGMPs (i.e., failure to comply with 21 C.F.R. Parts 210 and 211) or otherwise resulting from PFIZER’s failure to comply with any applicable requirement of Law). Any Party asserting its inability to perform any obligation hereunder for any such contingency shall promptly notify the other Party of the existence of any such contingency and shall use its Commercially Reasonable Efforts to re-commence its performance of such obligation a soon as commercially practicable.
XIV.	NO ORAL MODIFICATIONS
14.1	No change, modification, amendment or waiver of any obligation, term or provision contained herein shall be valid or enforceable unless same is reduced to writing and signed by a duly authorized representative of each of the Parties to be bound hereby.
XV.	INDEPENDENT CONTRACTORS
15.1	This Agreement shall not constitute or give rise to any employer-employee, agency, partnership or joint venture relationship among or between the Parties, and each Party’s performance hereunder is that of a separate, independent entity.
XVI.	NO IMPLIED RIGHTS
16.1	Nothing in this Agreement shall be deemed or implied to be the grant by one Party to any other of any right, title or interest in the Product, Intellectual

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Property or any other proprietary right of any other Party except as is expressly provided for herein.
XVII.	SEVERABILITY
17.1	To the extent any provision or term set forth herein is or becomes unenforceable by operation of Law, such unenforceability shall not affect the remaining provisions of this Agreement. The Parties agree to renegotiate in good faith any provision or term held to be unenforceable and to be bound by the mutually agreed substitute provision.
XVIII.	MODIFICATION BY OPERATION OF LAW
18.1	If any of the terms or provisions of this Agreement are in or come into conflict with any applicable Law within the Territory then such term or provision shall be deemed inoperative to the extent it may conflict therewith and shall be deemed to be modified to conform with such Law unless such modification would render the affected provision inconsistent with or contrary to the intent of the Parties. However, in the event the terms and conditions of this Agreement are materially altered as a result of this subsection, the Parties shall in good faith attempt to renegotiate said terms and conditions to resolve any disputes related thereto.
XIX.	CAPTIONS
19.1	Article and section headings are provided for convenience only and are not to be used in construing the intent of the Parties.
XX.	SURVIVORSHIP

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20.1	The provisions of Sections 6.l, 7.4, 8.1, 8.2, 8.3, and Articles IV, IX, XI, XII, and XX survive any expiration or termination of this Agreement.
XXI.	ENTIRE AGREEMENT
21.1	This Agreement, including the Exhibits attached hereto, contains the entire agreement among the Parties relating to the matters described herein and supersedes all prior drafts or understandings.

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XXII.	WAIVER
22.1	The waiver by any Party to this Agreement of a breach of any provision set forth herein or of any right contained herein shall not operate as or be construed as a continuing waiver or a waiver of any subsequent breach or right granted herein.
XXIII.	SINGULAR AND PLURAL
23.1	The singular form of any noun or pronoun shall include the plural when the context in which such a word is used is such that it is apparent the singular is intended to include the plural or vice versa.
XXIV.	COUNTERPARTS
24.1	This Agreement may be executed in counterparts each of which is to be considered an original and taken together as one and the same document.
XXV.	DOCUMENT PREPARATION
25.1	The Parties acknowledge that this Agreement is a product of negotiations and that no inference should be drawn regarding the drafting or preparation of this document.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives in the places provided below:

ANDRX PHARMACEUTICALS, INC.	PFIZER INC.

By: /s/ Scott Lodin	By:

Name: Scott Lodin	Name:

Title: E.V.P. and General Counsel	Title:

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